UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2011, CDW Escrow Corporation (the “Escrow Issuer”), CDW LLC (“CDW”) and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Co-Obligors”) entered into a purchase agreement (the “Purchase Agreement”) among the Escrow Issuer, the Co-Obligors, the guarantors named therein (the “Guarantors”) and the initial purchaser named therein (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Escrow Issuer has agreed to sell to the Initial Purchaser, and the Initial Purchaser has agreed to purchase from the Escrow Issuer, $450,000,000 aggregate principal amount of additional 8.5% senior notes due 2019 (the “Notes”). Upon satisfaction or waiver of the condition for the release of the Notes from escrow, all or a portion of the Notes will be assumed by the Co-Obligors. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Escrow Issuer, the Co-Obligors and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on May 20, 2011, subject to customary closing conditions, and all or a portion of the Notes are expected to be assumed by the Co-Obligors and/or redeemed by the Escrow Issuer as of that date.

Item 8.01.	Other Events.

Pricing of Notes Offering

In connection with the execution of the Purchase Agreement, on April 20, 2011, CDW Corporation (the “Company”) issued a press release announcing that the Escrow Issuer has priced $450,000,000 aggregate principal amount of the Notes at par in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release announcing the pricing of the Notes offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Launch of Tender Offer

On April 20, 2011, the Company also announced that the Co-Obligors have commenced a cash tender offer (the “Tender Offer”) to purchase up to $412,844,000 aggregate principal amount of their outstanding 11.00% Senior Exchange Notes due 2015 and their outstanding 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015. A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release announcing the pricing of the Notes offering, dated April 20, 2011.

99.2	Press release announcing the launch of the Tender Offer, dated April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	April 21, 2011	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing the pricing of the Notes offering, dated April 20, 2011.

99.2	Press release announcing the launch of the Tender Offer, dated April 20, 2011.